Exhibit 99.1

April 1, 2024 4:00 PM Eastern Daylight Time

Air Industries Group Reports Preliminary Fourth Quarter and Full-Year 2023 Financial Results and Initial 2024 Business Outlook

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors, today reported preliminary earnings results for the fourth quarter and full-year of 2023 along with its initial 2024 business outlook.

“The fourth quarter of 2023 marked a robust end to a year of significant progress and strategic growth positioning,” said Lou Melluzzo, CEO of Air Industries Group. “Not only did Q4 see the highest net sales of the year but also saw us achieve our highest operating income and Adjusted EBITDA. With strong bookings and continually expanding opportunities, I am confident about our future and expect 2024 to be a year of growth.”

Key Preliminary Q4 2023 Financial Results

	Fourth Quarter
	2023 (a)	2022
Net Sales	$13,469,000	$13,890,000
Cost of Sales	11,319,000	13,180,000
Gross Profit	2,150,000	710,000
Gross Margin	16.0%	5.1%

Operating Expense	1,563,000	1,530,000
Operating Income	587,000	(820,000)

Interest Expense	(448,000)	(403,000)
Other Income (net)	42,000	7,000
Gain from AP Writeoff	-	317,000
Income (Loss) before Income Taxes	181,000	(899,000)
Income Taxes	-	-
Net Income (Loss)	$181,000	$(899,000)

Income (loss) per Share	$0.06	$(0.28)

Reconciliation of EBITDA To GAAP
Net Income (Loss)	$181,000	$(899,000)
Interest Expense	448,000	403,000
Depreciation	499,000	616,000
Amortization	17,000	17,000
Stock Compensation	59,000	102,000
Goodwill	-	163,000
Adjusted EBITDA	$1,204,000	$402,000

a)	Amounts for 2023 are unaudited.

Key Preliminary 2023 Financial Results

	Fiscal Year
	2023 (a)	2022
Net Sales	$51,516,000	$53,238,000
Cost of Sales	44,088,000	45,786,000
Gross Profit	7,428,000	7,452,000
Gross Margin	14.4%	14.0%

Operating Expense	7,723,000	7,646,000
Operating Loss	(295,000)	(194,000)

Interest Expense	(1,920,000)	(1,338,000)
Other Income (net)	84,000	139,000
Gain from AP Writeoff	-	317,000
Loss before Income Taxes	(2,131,000)	(1,076,000)
Income Taxes	-	-
Net Loss	$(2,131,000)	$(1,076,000)

Loss per Share	$(0.65)	$(0.33)

Reconciliation of EBITDA To GAAP
Net Loss	$(2,131,000)	$(1,076,000)
Interest Expense	1,920,000	1,338,000
Depreciation	2,352,000	2,522,000
Amortization	68,000	65,000
Stock Compensation	483,000	526,000
Goodwill	-	163,000
Adjusted EBITDA	$2,692,000	$3,538,000

a)	Amounts for 2023 are unaudited.

Initial 2024 Business Outlook and Items of Note

●	Although it remains difficult to predict the timing of orders, raw materials and delivery times for finished products, net sales for fiscal 2024 are expected to be at least $50.0 million if not slightly higher than 2023 levels with Adjusted EBITDA in 2024 being meaningfully better than 2023.

●	Backlog, which represents the value of all undelivered funded orders received, stood at $98.3 million as of December 31, 2023, marking a 14.7% increase from 2022.

●	The book-to-bill ratio, which is bookings divided by net sales, was 1.20x for 2023, a significant improvement over the .75x ratio achieved in 2022.

●	Fiscal 2023 supply chain issues related to one key program have been largely resolved, with ongoing customer deliveries planned throughout fiscal 2024.

●	Cash flow from operating activities reached $4,862,000 in 2023, compared to $448,000 in 2022.

●	In 2023, investments of $2,119,000 were made to increase product efficiency, speed and expand manufacturing capability.

●	As of December 31, 2023, total indebtedness under the Company’s Current Credit facility was $15,849,000 reflecting a reduction of $2,889,000 from 2022, with all financial and business covenants being met.

●	The Company intends to file a Notification of Late Filing on Form 12b-25 on Tuesday, April 2, 2024, with the Securities and Exchange Commission (“SEC”) due to the need for additional time to complete Item 9A - Evaluation of Disclosures Controls and Procedures, Management’s Report on Internal Control over Financial Reporting and conclude its assessment of Financial Accounting Standards Board ASC 205-40 – Presentation of Financial Statements- Going Concern. The Company is currently finalizing these items and expects to detail its conclusions in the Form 10-K, which it expects to file on or before April 16, 2024. The Company does not expect that the finalization of these items and the fiscal 2023 audit will have any impact on the preliminary earnings for the fourth quarter and full year of 2023 results announced in this press release.

Conference Call Information

As previously announced, the Company will host a conference call to discuss Q4 and FY 2023 results as well as its 2024 business outlook. The call is scheduled for today, April 1, 2024, at 4:30PM Eastern Time.

The conference call number is 877-524-8416 and will be made available for replay at www.airindustriesgroup.com.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group is a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors. Its products include landing gears, flight controls, engine mounts and components for aircraft jet engines, ground turbines and other complex machines. Whether it is a small individual component or complete assembly, its high quality and extremely reliable products are used in mission critical operations that are essential for the safety of military personnel and civilians.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

Chief Financial Officer

631-328-7039

Anyone wishing to contact us or send a message can also do so by visiting: www.airindustriesgroup.com/contact-us/

3